UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2008

DARA BioSciences, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Effective as of the close of business on February 12, 2008, DARA BioSciences, Inc., formerly known as Point Therapeutics, Inc. (the “Company”), completed the merger transaction contemplated by the Agreement and Plan of Merger dated October 9, 2007, as amended December 19, 2007, among the Company, DP Acquisition Corp., a wholly-owned subsidiary of the Company (“Merger Sub”), and DARA BioSciences, Inc., a privately held development-stage pharmaceutical company (“DARA”).

As a result of the transaction, Merger Sub merged with and into DARA, with DARA surviving as a wholly-owned subsidiary of the Company. Upon consummation of the merger and pursuant to the terms of the merger agreement, the Company changed its name to DARA BioSciences, Inc.

This report is being filed to report the audited consolidated balance sheets of DARA as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and for the period from June 22, 2002 (inception) through December 31, 2007.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The following financial statements of DARA are filed with this Form 8-K as Exhibit 99 and are incorporated herein by reference:

•	Audited consolidated balance sheets as of December 31, 2007 and December 31, 2006; and

•	Audited consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and for the period from June 22, 2002 (inception) through December 31, 2007.

(d)	Exhibits.

23	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

99	Audited consolidated balance sheets of DARA as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and for the period from June 22, 2002 (inception) through December 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.
Dated: May 16, 2008
	By:	/s/ John C. Thomas, Jr.
	Name:	John C. Thomas, Jr.
	Title:	Chief Financial Officer and Secretary

3